FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2026 Third Quarter Financial Results

MILWAUKEE (October 29, 2026) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported third quarter 2026 results.

Third Quarter and Year-to-Date through September 30, 2026 Highlights and Financial Results

•Consolidated revenue increased 38% in the third quarter of 2026 compared to the same period prior year driven by increased unit sales in both the Electric Motorcycle and STACYC segments.
•Reduced net cash used by operating activities year-to-date through September 30, 2026 by 16%, driving a 16% improvement in year-to-date free cash flow as compared to the same period 2025.
•Year-to-date through September 30, 2026 market share of 80% in the U.S. electric motorcycle 50+ kilowatt on-road EV segment1.
•Delivered the first units of the S4 Honcho™ Trail to the U.S. market in August with the first units of S4 Honcho™ Street delivered to dealers in October. The first units of the S4 Honcho™ Trail are expected to be delivered to Europe in October with S4 Honcho™ Street expected to follow in November.

Total Company Highlights

$ in millions*	3rd quarter
	2026	2025	Change
Consolidated Revenue Units	7,233	5,989	21%
Consolidated Revenue	$7.9	$5.7	38%
Consolidated Operating Loss	($17.5)	($18.8)	7%
Net Loss	($18.6)	($19.4)	4%
Adjusted EBITDA**	($14.7)	($16.5)	11%

$ in millions*	Year-to-date through September 30, 2026
	2026	2025	Change
Net cash used by operating activities	($38.3)	($45.6)	16%
Free Cash Flow**	($40.5)	($48.2)	16%
*Amounts may not add or recalculate due to rounding.

**Definition of Adjusted EBITDA and Free Cash Flow and reconciliations to the comparable GAAP metrics are at the end of this release.

The Company’s consolidated net loss was $18.6 million for the third quarter 2026 as compared to $19.4 million in the same period prior year driven by the segment results noted below and an increase of $0.9 million of income tax benefit, offset by an increase of $1.5 million in related party interest expense as compared to the same period prior year.

Adjusted EBITDA was negative $14.7 million for the third quarter 2026 as compared to negative $16.5 million in the same period prior year driven by the segment results noted below.

LiveWire Group, Inc. is comprised of two business segments:

•STACYC – focused on the sale of electric balance bikes for kids, electric bikes, and related products
•Electric Motorcycles – focused on the sale of electric motorcycles and related products

1Source: U.S. EV Street Legal Market Share for September from Motorcycle Industry Council (MIC).

STACYC

$ in millions*	3rd quarter
	2026	2025	Change
Electric Balance Bike and Electric Bike Units	6,992	5,805	20%
Revenue	$5.2	$4.7	9%
Operating Loss	($0.6)	($0.4)	(34%)
*Amounts may not add or recalculate due to rounding.

STACYC unit sales increased by 20% compared to the prior year same quarter, resulting in an increase to revenue of $0.5 million. Operating loss increased by $0.2 million in the third quarter of 2026 compared to 2025 primarily due to higher freight costs.

Electric Motorcycles

$ in millions*	3rd quarter
	2026	2025	Change
Motorcycle Units	241	184	31%
Revenue	$2.7	$1.0	178%
Operating Loss	($17.0)	($18.4)	8%
*Amounts may not add or recalculate due to rounding.

Electric Motorcycle unit sales increased by 31% compared to the prior year same quarter, resulting in an increase to revenue of $1.7 million. Revenue in the third quarter of 2025 was impacted by increased incentives implemented to drive demand in the market which resulted in a reduction in revenue. Operating loss improved by $1.4 million compared to the prior year, due to an improvement in gross margin of $2.6 million, offset by an increase in selling, administrative and engineering expense of $1.2 million as compared to the same quarter in the prior year due to a reduction in stock compensation expense in the third quarter of 2025 related to forfeitures of awards from employees who terminated.

Liquidity and Going Concern
Management has determined that conditions and events raise substantial doubt about the Company's ability to continue as a going concern within one year after the date the Company's September 30, 2026 consolidated financial statements are issued. The Company's recurring operating losses, negative cash flows from operations, limited liquidity resources, and anticipated future funding requirements contributed to this determination. The Company continues to evaluate and pursue comprehensive financing and other strategic alternatives, which may include significant capital raises, strategic partnerships or investments, sales, and other strategic transactions, intended to support the Company's operations and execution of its business plan; however, there can be no assurance that such efforts will be successful or that any such transaction will be available on terms acceptable to the Company, our lienholders or stockholders.

In order to address these issues, and considering the debt maturity in December of 2027, on October 22, 2026, the board of directors of the Company (the “Board”) formed a special restructuring committee of the Board (the “Special Restructuring Committee”) and delegated to it the authority to (i) review, evaluate and negotiate, and, if deemed advisable by the Special Restructuring Committee, to recommend to the Board the approval or rejection of any debt or equity or other financing, sale, restructuring, recapitalization, strategic transaction or other similar opportunity or transaction for the Company (each, a “Strategic Transaction”), (ii) determine whether a Strategic Transaction involves a matter in which any director may have an interest that conflicts with, or is different from or in addition to, the interests of the Company and its stockholders generally (a “Potential Conflict Matter”), and (iii) create the officer position of Chief Restructuring Officer of the Company (“CRO”), to appoint such person to, and delegate such power and authority to, such officer position, and to remove and replace any person appointed to such officer position. The Special Restructuring Committee has sole and exclusive authority, on behalf of the Company, to approve or reject any Potential Conflict Matter. The Board may not approve or recommend any Strategic Transaction that constitutes a Potential Conflict Matter without the prior favorable recommendation of the Special Restructuring Committee, and the Board retains the exclusive right to approve or reject any Strategic Transaction that does not constitute a Potential Conflict Matter. The Special Restructuring Committee appointed Roy Gallagher to serve as CRO. Mr. Gallagher will report to, and take direction from, the Special Restructuring Committee and be the principal executive officer of the Company.

Additional information regarding the Company's liquidity position, management's plans, and the going concern assessment will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which is expected to be filed on or before November 9, 2026.

Financial guidance

As a result of the actions discussed above, including the formation of the Special Restructuring Committee to review, evaluate and negotiate any debt or equity or other financing, sale, restructuring, recapitalization, strategic transaction or other transaction, we are withdrawing our previously issued guidance of a LiveWire Group operating loss between $70 and $80 million for the full year 2026.

Webcast
Harley-Davidson, Inc. management will discuss the results of its LiveWire reportable segment during an audio webcast from 8-9 a.m. CT where discussion will be limited to its LiveWire reportable segment’s financial results and outlook updates. Harley-Davidson’s LiveWire reportable segment results as determined in accordance with U.S. GAAP may differ from LiveWire Group, Inc. results on a standalone basis.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; Harley-Davidson, Inc. (“H-D”) making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to obtain funding or raise additional capital for our operations on acceptable terms or at all; our ability to access capital markets and manage costs; our future capital requirements and sources and uses of cash; our limited operating history, the Company’s business, expansion plans and opportunities, including its expansion into the off-road electric motorcycle market, its ability to successfully integrate the Dust Motorcycles acquisition, and its ability to develop, commercialize and grow Dust-branded and related off-road electric motorcycle products and product lines, as well as the Company’s ability to scale its operations and manage its future growth effectively; our history of net losses and negative cash flows raise substantial doubt about our ability to continue as a going concern; our ability to satisfy certain New York Stock Exchange (“NYSE”) listing requirements; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings on an ongoing annual basis; our ability to manage and predict the impact of global trade issues and changes in and uncertainties with respect to trade and export regulations, trade policies and sanctions, tariffs, international trade disputes, particularly those relating to China and Taiwan, may have on the Company's ability to sell products domestically and internationally, and the cost of raw materials and components, including tariffs recently imposed or that may be imposed by the U.S. on foreign goods or other tariffs recently imposed or that may be imposed by foreign countries on U.S. goods; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; geopolitical events and related actions that may occur between mainland China and Taiwan; increased geopolitical volatility and conflicts, such as in the Middle East, our ability to rely on third party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Dylan Riddle, Dylan.Riddle@harley-davidson.com
Financial Contact: Faisal Ghori, Faisal.Ghori@harley-davidson.com

###

LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue, net	$7,863	$5,701	$22,093	$14,317
Costs and expenses:
Cost of goods sold	8,238	8,602	23,051	18,837
Selling, administrative and engineering expense	17,132	15,911	52,235	53,222
Total operating costs and expenses	25,370	24,513	75,286	72,059
Operating loss	(17,507)	(18,812)	(53,193)	(57,742)
Other income (expense), net	(157)	—	(157)	—
Interest expense, related party	(1,514)	—	(4,385)	—
Interest income (expense), net	297	165	1,320	1,002
Change in fair value of warrant liabilities	(501)	(656)	793	(656)
Loss before income taxes	(19,382)	(19,303)	(55,622)	(57,396)
Income tax provision (benefit)	(761)	92	(660)	96
Net loss	$(18,621)	$(19,395)	$(54,962)	$(57,492)

Net loss per share, basic and diluted	$(0.09)	$(0.10)	$(0.27)	$(0.28)

Weighted-average shares, basic and diluted	205,413	203,771	204,985	203,614

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$39,919	$82,777
Accounts receivable, net	3,662	3,383
Accounts receivable from related party	73	585
Inventories, net	15,675	15,255
Other current assets	3,371	2,887
Total current assets	62,700	104,887
Property, plant and equipment, net	23,824	27,556
Goodwill	9,490	8,327
Deferred tax assets	4	6
Lease assets	970	823
Intangible assets, net	3,804	804
Other long-term assets	3,042	4,008
Total assets	$103,834	$146,411
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,101	$2,299
Accounts payable to related party	339	6,716
Accrued liabilities	10,458	12,362
Current portion of lease liabilities	262	496
Current warrant liabilities	1,108	—
Current portion of term loan - related party, net	—	800
Total current liabilities	20,268	22,673
Long-term portion of lease liabilities	542	246
Deferred tax liabilities	250	149
Long-term portion of term loan - related party, net	76,820	74,183
Long-term warrant liabilities	—	1,901
Other long-term liabilities	3,389	1,231
Other long-term liabilities - related party	8,088	—
Total liabilities	109,357	100,383
Shareholders' equity:
Preferred Stock	—	—
Common Stock	21	20
Treasury Stock	(5,299)	(4,437)
Additional paid-in-capital	355,783	351,489
Accumulated deficit	(355,989)	(301,027)
Accumulated other comprehensive loss	(39)	(17)
Total shareholders' equity	(5,523)	46,028
Total liabilities and shareholders' equity	$103,834	$146,411

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net loss	$(54,962)	$(57,492)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,560	8,027
Change in fair value of warrant liabilities	(793)	656
Stock compensation expense	3,697	3,694
Provision for expected credit losses	99	(3)
Deferred income taxes	(768)	—
Inventory write-down	2,994	2,163
Interest expense, related party	4,385	—
Other, net	(204)	(379)
Changes in current assets and liabilities:
Accounts receivable, net	(424)	546
Accounts receivable from related party	512	397
Inventories	(3,370)	2,068
Other current assets	103	(52)
Accounts payable and accrued liabilities	3,128	(2,996)
Accounts payable to related party	(297)	(2,277)
Net cash used by operating activities	(38,340)	(45,648)
Cash flows from investing activities:
Payment for business acquired	(375)	—
Capital expenditures	(2,530)	(2,778)
Net cash used by investing activities	(2,905)	(2,778)
Cash flows from financing activities:
Gross proceeds from the sale of common stock pursuant to the at-the-market public offering	100	1,305
Payment of offering costs from the at-the-market public offering	(3)	(267)
Payment of borrowings under term loan - related party	(800)	—
Repurchase of common stock	(862)	(759)
Net cash (used) provided by financing activities	(1,565)	279
Effect of exchange rate changes on cash and cash equivalents	(48)	34
Net decrease in cash and cash equivalents	$(42,858)	$(48,113)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$82,777	$64,437
Net decrease in cash and cash equivalents	(42,858)	(48,113)
Cash and cash equivalents—end of period	$39,919	$16,324

LiveWire Group, Inc.

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance and liquidity. We use the following non-GAAP financial information, collectively, to measure and evaluate internally to establish forecasts, budgets and operational goals to manage and monitor our liquidity. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. These non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with GAAP.

Free Cash Flow

We define free cash flow as net cash used by operating activities, excluding cash paid for costs related to the Company’s At-The-Market (“ATM”) program which results in financing cash inflows, less capital expenditures.

	Nine months ended
	September 30, 2026	September 30, 2025
Net cash used by operating activities	($38,340)	($45,648)
Cash paid for ATM program costs	335	267
Less: Capital expenditures	(2,530)	(2,778)
Free cash flow	($40,535)	($48,159)

LiveWire Group, Inc.

Adjusted EBITDA

We define Adjusted EBITDA as LiveWire Group, Inc. net loss excluding interest expense, related party, interest income (expense), net, change in fair value of warrant liabilities, income tax provision (benefit), depreciation and amortization, acquisition costs, ATM program and other financing expenses, and other items not considered indicative of ongoing operating performance.

	Three months ended
	September 30, 2026	September 30, 2025
Net loss	$(18,621)	$(19,395)
Interest expense, related party	1,514	—
Interest (income) expense, net	(297)	(165)
Change in fair value of warrant liabilities	501	656
Income tax provision (benefit)	(761)	92
Depreciation and amortization	2,679	2,354
Acquisition costs	49	—
ATM program and other financing expenses	276	—
Adjusted EBITDA	$(14,660)	$(16,458)